EXHIBIT 99.1

Phone: 800-213-0689 www.newenergytechnologiesinc.com	Ms. Briana L. Erickson New Energy Technologies, Inc. 10632 Little Patuxent Parkway, Suite 406 Columbia, MD 21044 Email: Briana@NewEnergyTechnologiesInc.com

News Release

New Energy Unveils Company’s Largest and Highest-Performance See-Through SolarWindow™ Capable of Generating Electricity on Glass

Columbia, Md. and NEW YORK (March 26, 2014) – New Energy Technologies Inc. (OTCQB: NENE), developer of see-through SolarWindow™ coatings, capable of generating electricity on glass and flexible plastics, today made public never-before-seen images of the Company’s largest area, high-performance SolarWindow™ arrays.  These SolarWindow™ arrays measure over 232 cm2 – a significant achievement for size, improving upon New Energy’s previous achievements at the U.S. Department of Energy’s National Renewable Energy Laboratory (NREL), and produced with highly-uniform, colored tints preferred by commercial window manufacturers for installation on skyscrapers, worldwide.

“Among the most important criteria for developing SolarWindow™ applications for today’s skyscrapers is providing a set of neutral colors that remain see-through and are uniform in fabrication. Today, we’ve revealed a record-breaking, largest-area see-through, organic photovoltaic (OPV) SolarWindow™ array that addresses tall-tower and commercial building glass requirements, they also bear the promise of facile scale-up capabilities and unparalleled manufacturability,” explained Mr. John A. Conklin, President and CEO of New Energy Technologies, Inc.

Today’s SolarWindow™ array is over 35% larger than the Company’s previously-fabricated, 170 cm2 working module achievement.  That prior module was already 14 times larger than the then-previous largest-area OPV module ever fabricated at the NREL.

New Energy Technologies’ See-Through SolarWindow™, Capable of Generating Electricity on Glass	[Click here to view additional high resolution photographs]

The Company’s latest high-performance, large-area SolarWindow™ has been fabricated through the efforts of New Energy’s Principal Scientist, Dr. Scott Hammond, in collaboration with NREL Researchers, particularly Dr. Maikel van Hest, Dr. Dana C. Olson, and Dr. Scott Mauger.

NREL is among the world’s most respected and advanced solar-photovoltaic research institutions, and over its 37-year history has been credited for ground-floor support of many of the commercial technologies employed by today’s renewable energy industries. NREL and New Energy have been working through a Cooperative Research and Development Agreement to advance the Company’s SolarWindow™ technology for generating electricity on glass windows.

SolarWindow™ Transparency, Color, and Uniformity on Track for Commercialization

“We continue to meet and exceed our device design, architecture, uniformity, color, and transparency development goals,” continued Mr. Conklin.  “Accomplishing these goals allows us to now advance towards larger area, commercial scale windows while maintaining uniform, neutral colors and scalable power.”

Architecturally neutral colors and scalable power are important to achieving the Company’s near-term commercial objective, its development of electricity-generating windows for skyscrapers.  Engineers envision replacing today’s passive glass windows with New Energy’s electricity-generating SolarWindow™ systems on all four sides of tall towers – such installations could contribute to the goal of self-powered skyscrapers.

Dr. Hammond, New Energy Technologies, Inc., Examines Tinted SolarWindow™, Able to Generate Electricity, Under Development for Skyscraper Glass.

The prospect of applying SolarWindow™ to all four sides of a building provides a significant advantage over conventional photovoltaic solar-power systems. New Energy’s SolarWindow™ is capable of operating in both direct, diffuse, and shaded sunlight conditions; conventional systems suffer large efficiency losses, if able to work at all, under such conditions. SolarWindow™ also generates electricity from both natural and artificial light sources such as fluorescent, light emitting diodes (LED), and incandescent lights in offices; conventional systems become less efficient under these conditions, and again, may not work at all.
Rocky Mountains Seen Through New Energy Technologies’ Electricity-Generating SolarWindow™	Unlike traditional building-applied photovoltaic (PV) systems, restricted to use in direct sunlight on very limited skyscraper rooftop space, SolarWindow™ is designed to operate in sunlight and shaded conditions on the many thousands of square feet of glass surfaces common to today’s high-rise towers – a game-changing advantage.

In comparison to conventional crystalline and thin-film PV technologies, New Energy’s SolarWindow™ has numerous advantages:

•	Designed to generate electricity on glass, enhancing the performance of today’s insulated commercial windows;

•	See-through, with high level of ‘visible light transmission’;

•	Offers popular color choices while maintaining see-through qualities;

•	Capable of producing power in direct sunlight and shaded or low natural light conditions;

•	Able to generate significant electricity from both natural and artificial light;

•	Does not require expensive high-temperature or high-vacuum production techniques inherent to conventional solar;

•	Constructed using organic materials (polymers), which can be dissolved into liquid form and applied to a variety of surfaces such as flexible plastics and glass; and

•	Suited for manufacture using high-speed and high-volume systems such as roll-to-roll or large area sheet-to-sheet processes.

“The unique properties of OPV allow for low-cost, high-volume manufacturing and provide many advantages over conventional, inorganic PV technologies for window applications,” explained Dr. Hammond. “The unparalleled aesthetics of our SolarWindow™ prototypes are the result of numerous novel techniques and processes we’ve developed, which have allowed our joint New Energy-NREL team to successfully overcome technical hurdles and achieve significant milestones with size, electrical power, and color – some of the most important features to developing viable products.”

SolarWindow™ researchers have rapidly developed the Company’s technology from its early beginnings as a tiny, experimental lab device to a first-of-its-kind, spray-on, see-through, glass window capable of generating electricity. Today, the technology is the subject of forty-two (42) patent filings, and researchers are on track to advance SolarWindow™ towards full-scale commercial manufacturability – a near term goal.

- Historical Development Images of SolarWindow™ Since Inception Can Be Viewed By Clicking Here -

SolarWindow™ is currently under development for eventual commercial deployment in the estimated 80 million detached homes in America and more than five million commercial buildings. The federal government estimates the U.S. can save $40 billion annually by reducing energy use in commercial buildings by 20 percent by 2020.

About New Energy Technologies, Inc.
New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

•
 MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles – a patent-pending technology, the subject of 59 US and International patent applications.  An estimated 250 million registered vehicles drive more than six billion miles on America’s roadways, every day; and

•
 SolarWindow™ technologies, which generate electricity on see-through glass and flexible plastics with colored tints popular to skyscraper glass. Unlike conventional systems, SolarWindow™ can be applied to all four sides of tall towers, generating electricity using natural and artificial light conditions and even shaded areas.  SolarWindow™ uses organic materials, which are dissolved into liquid, ideal for low-cost high-output manufacturing. New Energy’s SolarWindow™ is the subject of 42 patent applications.

Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation.  Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start-up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.